Exhibit 99.1
pressrelease
Media contact:	Investor contact:
Mike Jacobsen	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FOR IMMEDIATE RELEASE:
February 4, 2009
DIEBOLD REPORTS FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS
Earnings overview presentation available at www.diebold.com/investors
•	2008 earnings from continuing operations were $1.60 per share, or $2.69 on a non-GAAP basis*

•	Full-year revenue up 8%

•	2008 operating profit margin improved by 2 percentage points

•	Liquidity remains strong, with 2008 net cash from operations of $281 million, up 87%; and free cash flow* of $223 million, up 109%

•	Company discontinues its Europe, Middle East & Africa (EMEA) based enterprise security operations
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported fourth quarter 2008 income from continuing operations of $15.3 million, or $.23 per share, up 323% and 330%, respectively, from the fourth quarter 2007. Fourth quarter revenue was $823.0 million, down 6% from fourth quarter 2007.
Full-year 2008 income from continuing operations was $106.4 million, or $1.60 per share, up 137% and 139%, respectively, from 2007. Full-year 2008 revenue was $3,170.1 million, up 8% from 2007.
Non-GAAP earnings per share from continuing operations* in the fourth quarter 2008 were $.40, down 40% from fourth quarter 2007. Full-year 2008 earnings per share* on a non-GAAP basis were $2.69, up 58% from 2007.
Business Review
Management commentary
“During the year, we met or exceeded our targets in the areas of improved supply chain, manufacturing efficiency, quality and cost-reduction initiatives. Our company achieved the highest year-end non-GAAP earnings from continuing operations and free cash flow* in its 150-year history, largely as a result of our significant improvement in profitability, continued growth in key international geographies, progress in our cost-savings efforts, and improvement in our already strong customer loyalty scores,” said Thomas W. Swidarski, Diebold president and chief executive officer.
“As we look ahead, we believe the global economy will remain extremely challenging throughout 2009. While we’re obviously concerned about this negative environment, Diebold is in a unique position to deliver value. The solutions we provide enable customers to reduce costs and improve efficiency, and market demand for financial self-service solutions remains relatively stable. Additionally, more than half of our revenue comes from services — much of which is recurring in nature. Finally, we have developed the infrastructure and expertise to continually focus on improving operational efficiency and reducing costs.”

*	See accompanying notes for non-GAAP measures.
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PAGE 2/ DIEBOLD REPORTS 2008 FOURTH QUARTER FINANCIAL RESULTS
Fourth Quarter Orders (constant currency)
Total product and services orders for financial self-service and security were down in the double-digit range compared to the prior-year period. Global financial self-service orders decreased in the double-digit range, with a decrease in the high single-digit range in the Americas, and a decrease in the low double-digit range in EMEA. Orders in Asia Pacific (AP) decreased in excess of 50% due to the shift in seasonality in China as banks placed large orders in the prior-year period in preparation for the Olympics. Security orders decreased in the low double-digit range as new bank branch construction and retail store openings remain weak in the United States.
Profit/Loss
Revenue
Total revenue for the fourth quarter 2008 was down 6%, including a net negative currency impact of 5%. Full-year 2008 revenue was up 8%, including a net positive currency impact of 2%.
Gross Margin
Total gross margin for the fourth quarter 2008 was 23.9%, a decline of 0.3 percentage points from the fourth quarter of 2007. Total gross margin included restructuring charges of $5.4 million in the fourth quarter of 2008 and $3.4 million in the fourth quarter of 2007. The decrease in gross margin was due to an inventory write down of $13.0 million in the fourth quarter 2008, related to select equipment within Premier Election Solutions (Premier). In the fourth quarter 2007, Premier had an inventory write down of $3.7 million.
Total gross margin for the full-year 2008 was 25.1%, an increase of 2 percentage points from 2007. Total gross margin included restructuring charges of $25.6 million for the full-year 2008 and $28.7 million in 2007.
Operating Expense
Total operating expense as a percentage of revenue for the fourth quarter 2008 was 19.0%, a decrease of 2.9 percentage points from the fourth quarter of 2007. This decrease was due to a goodwill impairment charge of $46.3 million for Premier during the fourth quarter of 2007. There were no goodwill impairment charges in operating expense in the fourth quarter 2008. Operating expenses also included restructuring charges and non-routine expenses of $6.7 million and $3.3 million, respectively, in the fourth quarter of 2008 and $1.2 million and $3.1 million, respectively, in the fourth quarter of 2007.
Total operating expense as a percentage of revenue for the full-year 2008 was 19.5%, a decrease of 0.1 percentage points from 2007. These expenses included restructuring charges, non-routine expenses and impairment charges of $15.9 million, $45.1 million and $4.4 million, respectively, for the full-year of 2008. In 2007, the company had a $5.1 million restructuring credit from the sale of the facility in Cassis, France, $7.3 million in non-routine expenses and $46.3 million in impairment charges.
Income from Continuing Operations
Income from continuing operations was 1.9% of revenue in the fourth quarter 2008, an increase of 2.7 percentage points from the fourth quarter 2007. Included in this income were restructuring charges of $12.1 million in the fourth quarter 2008 and $4.6 million in the fourth quarter 2007. The increase in fourth quarter

*	See accompanying notes for non-GAAP measures.
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PAGE 3/ DIEBOLD REPORTS 2008 FOURTH QUARTER FINANCIAL RESULTS
2008 income from continuing operations as a percentage of revenue reflects lower operating expenses as a percentage of revenue and a lower effective tax rate. Excluding restructuring charges, non-routine expenses and impairment charges, operating margin from continuing operations would have been 6.8% in the fourth quarter 2008 compared to 8.5% in the fourth quarter 2007.
Income from continuing operations was 3.4% of revenue in the full year 2008, an increase of 1.9 percentage points from 2007. Included in this income were restructuring charges of $41.6 million in the full year 2008 and $23.6 million in 2007. The increase in full-year 2008 income from continuing operations as a percentage of revenue reflects higher gross margins, lower operating expenses as a percentage of revenue and a lower effective tax rate. Excluding restructuring charges, non-routine expenses and impairment charges, operating margin from continuing operations would have been 8.4% in 2008 compared to 6.2% in 2007.
Balance Sheet, Cash Flow and Liquidity
The company’s net debt* was $254.3 million at December 31, 2008, a reduction of $124.1 million from September 30, 2008 and a reduction of $70.4 million from December 31, 2007. The company’s net debt to capital ratio was 21% at December 31, 2008, 25% at September 30, 2008, and 23% at December 31, 2007.
Net cash provided by operating activities was $281.2 million at December 31, 2008, an increase of $219 million from September 30, 2008 and an increase of $131 million from December 31, 2007.
In the fourth quarter 2008, free cash flow* was $194.0 million, an increase of $90.5 million from the fourth quarter 2007. Full-year free cash flow* was $223.2 million in 2008, an increase of $116.2 million from 2007.
Restructuring charges and discontinued operations
The company incurred restructuring charges of $.13 per share in the fourth quarter of 2008. The majority of these charges were related to severance costs from the previously announced reduction in the company’s global workforce during 2008. Full-year restructuring charges in 2008 were $.50 per share.
As previously disclosed, the company closed its EMEA-based enterprise security operations during the fourth quarter 2008. As a result, the company recorded a fourth quarter 2008 non-cash asset impairment charge of $16.7 million, related to previously recorded goodwill and certain intangible assets. In addition, the company incurred severance expenses and other cash charges incidental to this closure of $1.7 million during the fourth quarter 2008. These charges are included within the company’s reporting of enterprise security in EMEA as a discontinued operation. The company anticipates incurring additional charges associated with this closure of approximately $2.2 million in 2009.
Non-routine expenses
The company incurred fourth quarter 2008 non-routine expenses totaling $3.3 million, or $.04 per share, compared to $3.1 million, or $.03 per share, in the fourth quarter of 2007. These expenses primarily consisted of legal, audit and consultation fees related to the previously announced internal review of other accounting items, restatement of financial statements and the ongoing government investigations, as well as other advisory fees.

*	See accompanying notes for non-GAAP measures.
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PAGE 4/ DIEBOLD REPORTS 2008 FOURTH QUARTER FINANCIAL RESULTS
The company incurred full-year 2008 non-routine expenses totaling $45.1 million, or $.54 per share, compared to $7.3 million, or $.08 per share in 2007. Cash payments related to these non-routine expenses in the full year 2008 were $29.0 million, compared to $5.1 million in 2007.
Pension expense
Diebold incurred full-year 2008 net pension expense of $3.3 million compared with $8.2 million in 2007. The company anticipates net pension expense of approximately $6 million in 2009. Actual cash contributions to the company’s pension plans were $6.8 million in 2008 compared with $11.3 million in 2007. Diebold anticipates contributing approximately $12 million to $14 million to its pension plans in 2009.
Full-year 2009 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations.
Expectations for the full year 2009 include:
•	Revenue

Revenue expectations	Guidance
Total revenue	-10% to -2%
Financial self-service	-7% to -1%
Security	-8% to +3%
Election systems	$70 million to $80 million
Brazilian lottery	$5 million to $10 million
•	Earnings per share

Guidance
2009 EPS (GAAP)	$2.07 - $2.36
Restructuring charges	.01 - .01
Non-routine expenses	.02 - .03
2009 EPS non-GAAP	$2.10 - $2.40
Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Kevin J. Krakora will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at www.diebold.com/investors. The replay can also be accessed on the site for up to three months after the call.

*	See accompanying notes for non-GAAP measures.
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Revenue Summary by Product, Service and Geographic Area
(In Thousands — Quarter and Year Ended December 31)

	Q4 2008	Q4 2007	% Change	12/31/2008	12/31/2007	% Change
Financial Self-Service
Products	$314,389	$330,133	-5%	$1,127,120	$1,050,960	7%
Services	268,655	286,793	-6%	1,113,450	1,020,154	9%

Total Fin. self-service	583,044	616,926	-5%	2,240,570	2,071,114	8%

Security solutions
Products	91,603	107,682	-15%	319,493	345,841	-8%
Services	116,103	130,916	-11%	455,909	466,823	-2%

Total Security	207,706	238,598	-13%	775,402	812,664	-5%

Total Fin. self-service & security	790,750	855,524	-8%	3,015,972	2,883,778	5%

Election systems
Products	19,827	8,629	130%	112,027	28,272	296%
Services	12,125	11,313	7%	37,773	30,858	22%

Total Election systems	31,952	19,942	60%	149,800	59,130	153%

Brazilian lottery systems	261	4,573	-94%	4,308	4,573	-6%

Total Revenue	$822,963	$880,039	-6%	$3,170,080	$2,947,481	8%

Revenue Summary by Geographic Segment

	Q4 2008	Q4 2007	% Change	12/31/2008	12/31/2007	% Change
The Americas	$607,075	$611,478	-1%	$2,299,588	$2,115,293	9%
Asia Pacific	83,634	117,378	-29%	400,558	337,844	19%
Europe, Middle East, Africa	132,254	151,183	-13%	469,934	494,344	-5%

Total Revenue	$822,963	$880,039	-6%	$3,170,080	$2,947,481	8%

Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2008	Q4 2007	12/31/08	12/31/07
Total EPS from continuing operations (GAAP measure)	$0.23	$(0.10)	$1.60	$0.67
Restructuring charges	0.13	0.05	0.50	0.26
Non-routine expenses	0.04	0.03	0.54	0.08
Impairment	0.00	0.69	0.05	0.69
Total EPS (non-GAAP measure)	$0.40	$0.67	$2.69	$1.70
The company’s management believes excluding restructuring charges, non-routine expenses and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes EPS (non-GAAP) from continuing operations is an indication of the company’s base-line performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.
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2.	Free cash flow is calculated as follows:

	Q4 2008	Q4 2007	YTD 12/31/08	YTD 12/31/07
Net cash provided by operating activities (GAAP measure)	$219,307	$112,415	$281,154	$150,260
Capital expenditures	(25,295)	(8,936)	(57,932)	(43,259)
Free cash flow (non-GAAP measure)	$194,012	$103,479	$223,222	$107,001
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.
3.	Net (debt) is calculated as follows:

	12/31/2008	12/31/2007	9/30/2008
Cash, cash equivalents and other investments (GAAP measure)	$362,823	$311,310	$330,251
Less Industrial development revenue bonds and other	(11,900)	(11,950)	(11,900)
Less Notes payable	(605,185)	(624,071)	(696,702)
Net (debt) (non-GAAP measure)	$(254,262)	$(324,711)	$(378,351)
The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet, that net cash against outstanding debt is a meaningful debt calculation.
4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q4 2008	Q4 2007	12/31/2008	12/31/2007
GAAP Operating Profit	$40,241	$20,911	$176,281	$104,678
GAAP Operating Profit %	4.9%	2.4%	5.6%	3.6%
Restructuring	12,063	4,555	41,572	23,592
Non-routine Expenses	3,306	3,076	45,145	7,288
Impairment	—	46,319	4,376	46,319
Non GAAP Operating Margin	$55,610	$74,861	$267,374	$181,877
Non GAAP Operating Margin %	6.8%	8.5%	8.4%	6.2%
The company’s management believes excluding restructuring charges, non-routine expenses and impairment charges from operating margins is an indication of the company’s baseline performance before gains, losses, or other charges that are considered by management to be outside the company’s core operating results. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity. The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify
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forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	the results of the SEC and DOJ investigations;

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the effects of the sub-prime mortgage crisis and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company’s product and technology introductions in the marketplace;

•	the amount of cash and non-cash charges in connection with the closure of the company’s Newark, Ohio facility, and the closure of the company’s EMEA-based enterprise security operations;

•	unanticipated litigation, claims or assessments;

•	variations in consumer demand for financial self-service technologies, products and services;

•	challenges raised about reliability and security of the company’s election systems products, including the risk that such products will not be certified for use or will be decertified;

•	changes in laws regarding the company’s election systems products and services;

•	potential security violations to the company’s information technology systems;

•	the investment performance of our pension plan assets, which could require us to increase our pension contributions;

•	the company’s ability to successfully execute its strategy related to the election systems business; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 17,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s Web site at www.diebold.com.
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PR/XXXX

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007
Net Sales
Product	$426,080	$451,017	$1,562,948	$1,429,646
Service	396,883	429,022	1,607,132	1,517,835

Total	822,963	880,039	3,170,080	2,947,481

Cost of goods
Product	323,964	337,303	1,145,225	1,070,286
Service	302,681	329,500	1,230,239	1,195,286

Total	626,645	666,803	2,375,464	2,265,572

Gross Profit	196,318	213,236	794,616	681,909

Percent of net sales	23.9%	24.2%	25.1%	23.1%

Operating expenses
Selling, general and administrative	134,820	125,158	534,486	463,354
Research, development and engineering	20,796	20,834	79,070	73,950
Impairment of assets	—	46,319	4,376	46,319
(Gain) / Loss on sale of Assets	461	14	403	(6,392)

Total	156,077	192,325	618,335	577,231
Percent of net sales	19.0%	21.9%	19.5%	19.6%

Operating profit	40,241	20,911	176,281	104,678
Percent of net sales	4.9%	2.4%	5.6%	3.6%

Other expense and minority interest, net	(17,332)	(12,864)	(37,319)	(23,940)

Income from continuing operatons before taxes	22,909	8,047	138,962	80,738
Percent of net sales	2.8%	0.9%	4.4%	2.7%

Taxes on income	(7,587)	(14,922)	(32,548)	(35,797)
Effective tax rate	33.1%	185.4%	23.4%	44.3%

Income (loss) from continuing operations	15,322	(6,875)	106,414	44,941

Loss from discontinued operations — net of tax	(9,387)	(3,185)	(12,954)	(5,400)

Net Income (loss)	$5,935	$(10,060)	$93,460	$39,541

Basic weighted average shares outstanding	66,106	65,966	66,081	65,841
Diluted weighted average shares outstanding	66,651	66,513	66,492	66,673

Basic Earnings Per Share:
Income (loss) from continuing operations	$0.23	$(0.10)	$1.61	$0.68
Loss from discontinued operations	(0.14)	(0.05)	(0.20)	(0.08)

Net Income (loss)	$0.09	$(0.15)	$1.41	$0.60

Diluted Earnings Per Share:
Income (loss) from continuing operations	$0.23	$(0.10)	$1.60	$0.67
Loss from discontinued operations	(0.14)	(0.05)	(0.19)	(0.08)

Net Income (loss)	$0.09	$(0.15)	$1.41	$0.59

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN THOUSANDS)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$241,436	$206,334
Short-term investments	121,387	104,976
Trade receivables, net	447,079	544,501
Inventories	540,971	533,619
Other current assets	269,624	241,102

Total current assets	1,620,497	1,630,532

Securities and other investments	70,914	75,227
Property, plant and equipment, net	203,594	220,056
Goodwill	408,303	465,484
Other assets	199,836	239,827

	$2,503,144	$2,631,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$10,596	$14,807
Accounts payable	195,483	170,632
Other current liabilities	537,284	565,199

Total current liabilities	743,363	750,638

Long-term notes payable	594,588	609,264
Long-term liabilities	217,259	156,390
Total shareholders’ equity	947,934	1,114,834

	$2,503,144	$2,631,126

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED

(IN THOUSANDS)

	Twelve months ended December 31,
	2008	2007
Cash flow from operating activities:
Net income	$93,460	$39,541
Adjustments to reconcile net income to cash provided by operating activities:
Loss from discontinued operations	12,954	5,400
Depreciation and amortization	80,470	69,397
Impairment of asset	4,376	46,319
Minority share of income, share-based compensation, deferred income taxes, & other	14,155	7,588
Cash provided (used) by changes in certain assets and liabilities:
Trade receivables	60,224	107,501
Inventories	(53,650)	8,955
Accounts payable	36,480	6,331
Certain other assets and liabilities	32,685	(140,772)

Net cash provided by operating activities	281,154	150,260

Cash flow from investing activities:
Payments for acquisitions, net of cash acquired	(4,461)	(18,122)
Net investment activity	(53,681)	6,845
Capital expenditures	(57,932)	(43,259)
Increase in certain other assets & other	(26,410)	(25,834)

Net cash used by investing activities	(142,484)	(80,370)

Cash flow from financing activities:
Dividends paid	(66,563)	(62,442)
Net borrowings	(17,771)	(64,059)
Distribution of affiliates’ earnings to minority interest holder & other	168	(8,775)

Net cash used in financing activities	(84,166)	(135,276)

Effect of exchange rate changes on cash	(19,402)	17,752

Increase (decrease) in cash and cash equivalents	35,102	(47,634)
Cash and cash equivalents at the beginning of the period	206,334	253,968

Cash and cash equivalents at the end of the period	$241,436	$206,334